Exhibit 99.2
WESTERN DIGITAL CORPORATION
INVESTOR INFORMATION SUMMARY
Q3 FY2009 (All amounts in millions, except ASPs and headcount)

	Q3 FY08	Q4 FY08	Q1 FY09	Q2 FY09	Q3 FY09

UNITS[1]	34.5	35.2	39.4	35.5	31.6
REVENUE[2]	$2,111	$1,993	$2,109	$1,823	$1,592
AVERAGE SELLING PRICE	$59	$56	$53	$51	$50
GROSS MARGIN %	22.6%	21.3%	20.1%	15.9%	15.9%

REVENUE BY CHANNEL[1]
OEM	50%	57%	56%	57%	48%
DISTRIBUTORS	34%	24%	26%	21%	30%
RETAIL	16%	19%	18%	22%	22%

REVENUE BY GEOGRAPHY[1]
AMERICAS	28%	29%	23%	23%	26%
EUROPE	31%	25%	29%	29%	28%
ASIA	41%	46%	48%	48%	46%

REVENUE CONCENTRATION[1]
10 LARGEST CUSTOMERS	48%	53%	51%	49%	47%

WORLDWIDE HEADCOUNT	41,876	50,072	51,409	50,838	43,898

CASH RELATED INFORMATION
CASH FLOW FROM OPERATIONS	$431	$230	$301	$300	$355
CAPITAL EXPENDITURES	$137	$146	$162	$140	$106
DEPRECIATION AND AMORTIZATION	$111	$113	$117	$122	$119
DAYS SALES OUTSTANDING	44	46	47	46	47

INVENTORY METRICS
RAW MATERIALS	$153	$144	$129	$124	$104
WORK IN PROCESS	131	145	168	159	152
FINISHED GOODS	171	167	180	163	129
TOTAL INVENTORY, NET	$455	$456	$477	$446	$385
INVENTORY TURNS	14	14	14	14	14

[1]	Does not include media and substrates

[2]	Revenue includes external sales of media and substrates of $89 million in Q3’08; beginning Q4’08, external sales of media and substrates are no longer reported separately.

1